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                                                                     Exhibit 2.2




                             SUPPLEMENTAL AGREEMENT

                             dated October 11, 1999


                                  by and among

                    ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.,

                MAGLIO-ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.,

                                RICHARD J. MAGLIO
            (both individually and in his capacity as Trustee of the
             Richard J. Maglio Living Trust dated September 5, 1990,
                      the sole stockholder of Maglio, Inc.)

                                       and

                                  MAGLIO, INC.



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                                TABLE OF CONTENTS

R E C I T A L S...............................................................1

ARTICLE I

   DEFINITIONS................................................................2

ARTICLE  II

   ADDITIONAL AGREEMENTS......................................................5
   2.1   Liabilities and Obligations of Stockholder...........................5
   2.2   Payments.............................................................5
   2.3   Expenses.............................................................6
   2.4   Consents.............................................................6
   2.5   The Company's Financial Statements...................................6
   2.6   Estimate of Taxes....................................................6
   2.7   Company Tax Returns..................................................7
   2.8   Notice of Audits; Income Tax.........................................7
   2.9   Tax Clearance Certificate............................................7
   2.11  Books and Records....................................................7
   2.12  Additional Documents and Further Assurances..........................7

ARTICLE III

   THE MERGER ................................................................8
   3.1   The Merger...........................................................8
   3.2   Deliveries at the Merger by Stockholder..............................8
   3.3   Deliveries at the Merger by Parent and Subsidiary....................8

ARTICLE IV

   REPRESENTATIONS AND WARRANTIES OF
   THE COMPANY, PRINCIPAL AND STOCKHOLDER.....................................9
   4.1   Organization of the Company..........................................9
   4.2   The Company Common Stock.............................................9
   4.3   Capital Structure of the Company....................................10
   4.4   Equity Interests....................................................10
   4.5   Approval; Authority.................................................10
   4.6   No Conflict.........................................................10
   4.7   Assets of the Company...............................................11
   4.8   No Material Changes.................................................12
   4.9   Tax and Other Returns and Reports...................................13


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   4.10  Restrictions on Business Activities.................................14
   4.11  Title to Properties; Absence of Liens and Encumbrances;
         Condition of Equipment..............................................14
   4.12  Intellectual Property...............................................14
   4.13  Agreements, Contracts and Commitments...............................16
   4.14  Governmental Authorization..........................................17
   4.15  Litigation..........................................................17
   4.17  Environmental Matters...............................................18
   4.18  Employee Matters and Benefit Plans..................................19
   4.19  Employment Matters..................................................21
   4.20  Insurance Policies..................................................22
   4.21  Corporate Name......................................................22
   4.22  Receipt of Parent Common Stock......................................23
   4.23  No Undisclosed Liabilities..........................................23
   4.24  Compliance with Laws................................................23
   4.25  Power of Attorney...................................................23
   4.26  Representations Complete............................................23

ARTICLE V

   REPRESENTATIONS AND WARRANTIES OF
   PARENT AND SUBSIDIARY.....................................................24
   5.1   Organization, Standing and Power....................................24
   5.2   Authority...........................................................24
   5.3   No Conflicts........................................................24
   5.4   Parent Common Stock.................................................25
   5.5   Reports; Financial Statements; Material Liabilities.................25
   5.6   Litigation..........................................................25
   5.7   Tax and Other Returns and Reports...................................25
   5.8   Restrictions on Business Activities.................................26
   5.9   No Material Changes.................................................26
   5.10  Brokers' and Finders' Fees..........................................27

ARTICLE VI

   CONFIDENTIAL INFORMATION..................................................27
   6.1   Confidentiality.....................................................27
   6.2   Confidential Material...............................................28
   6.3   Compliance with the Law.............................................28

ARTICLE VII

   NON-COMPETITION AGREEMENT.................................................28


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   7.1   Covenant Not to Compete or Solicit..................................28
   7.2   Equitable Remedy....................................................30

ARTICLE VIII

   SURVIVAL, INDEMNIFICATION AND INSURANCE...................................30
   8.1   Survival of Representations and Warranties..........................30
   8.2   Indemnification.....................................................31
   8.3   Indemnification by Parent and Subsidiary of Stockholder.............32

ARTICLE IX

   GENERAL PROVISIONS........................................................33
   9.1   Notices.............................................................33
   9.2   Interpretation......................................................34
   9.3   Counterparts........................................................34
   9.4   Amendment...........................................................34
   9.5   Entire Agreement; Assignment........................................34
   9.6   Severability........................................................34
   9.7   Other Remedies......................................................34
   9.9   Rules of Construction...............................................35
   9.10  Publicity...........................................................35


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                             SUPPLEMENTAL AGREEMENT


     This SUPPLEMENTAL AGREEMENT (this "Agreement") is made and entered into as of October 11, 1999 by and among AccuFacts Pre-Employment Screening, Inc., a Delaware corporation ("Parent"), Maglio-AccuFacts Pre-Employment Screening, Inc., a Delaware corporation which is wholly-owned by Parent ("Subsidiary" or the "Surviving Corporation"), Maglio, Inc., a Florida corporation (the "Company") and Richard J. Maglio, both individually ("Principal") and as Trustee of the Richard J. Maglio Living Trust dated September 5, 1990, the sole stockholder of the Company ("Stockholder").

                                 R E C I T A L S

     A. Simultaneously with the execution and delivery of this Agreement, Parent, Subsidiary and the Company are entering into a Plan and Agreement of Merger dated as of the same date hereof (the "Agreement of Merger"), which provides for the acquisition of the Company by Subsidiary through the merger (the "Merger") of the Company into Subsidiary at the time provided for therein (the "Effective Time"). Under the Agreement of Merger, at the Effective Time, each share of the common stock, $.10 par value per share, of the Company (the "Company Common Stock") will be converted into 1774.71 shares of the common stock, $.01 par value per share, of Parent (the "Parent Common Stock"). All 100 issued and outstanding shares of the Company Common Stock shall therefore be converted into an aggregate of 177,471 shares of Parent Common Stock.

     B. The Company is engaged in the business of assisting corporations in their hiring decisions by providing criminal, credit, social security number verifications, education and employment verifications, and driving record histories. All of the activities described in this paragraph shall hereinafter be referred to collectively as the "Business".

     C. Stockholder owns all of the issued and outstanding shares of capital stock of the Company.

     D. The Company, Principal, Stockholder, Parent and Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     The foregoing recitals shall be included in, and shall be made a part of, this Agreement.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Accounts Receivable" shall have the meaning set forth in Section 4.16(c) hereto.

     1.2  "Act" shall have the meaning set forth in Section 2.2(c) hereto.

     1.3 "Agreement" shall have the meaning set forth in the opening paragraph hereto.

     1.4 "Agreement of Merger" shall have the meaning set forth in the first recital hereto.

     1.5 "Business" shall have the meaning set forth in the second recital hereto.

     1.6  "Cash" shall mean cash and all cash equivalents.

     1.7  "Closing" shall have the meaning set forth in Section 3.1.

     1.8 "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     1.9 "Collectible Accounts Receivable" shall mean the Company's Accounts Receivable which at the time of the Merger are within (a) 120 days of the date of invoice or (b) 180 days of the date of invoice for those account debtors set forth in Schedule 1.9, and, (c) those other Accounts Receivable which Parent and Subsidiary elect in their sole discretion to include in Collectible Accounts Receivable.

     1.10 "Company" shall have the meaning set forth in the opening paragraph hereto.

     1.11 "Company Agreement" shall have the meaning set forth in Section 4.8(d) hereto.

     1.12 "Company  Authorizations"  shall have the meaning set forth in Section
          4.14 hereto.

     1.13 "Company Common Stock" shall have the meaning set forth in the first recital hereto.

     1.14 "Company Employee Plan" shall have the meaning set forth in Section 4.18(a)(ii) hereto.

     1.15 "Company's  Intellectual Property" shall have the meaning set forth in
          Section 4.12(a) hereto.


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     1.16 "Company's  Schedules"  shall  have  the  meaning  set  forth  in  the governing language of Article IV.

     1.17 "Confidential  Material"  shall have the  meaning set forth in Section
          6.2 hereto.

     1.18 "Contracts" shall have the meaning set forth in Section 4.7(iii) hereto.

     1.19 "DOL" shall have the meaning set forth in Section 4.18(c) hereto.

     1.20 "Employee" shall have the meaning set forth in Section 4.18(a)(iii) hereto.

     1.21 "Employee Agreement" shall have the meaning set forth in Section 4.18(a)(iv) hereto.

     1.22 "Employment Agreement" shall have the meaning set forth in Section 3.2(f) hereto.

     1.23 "Equipment" shall have the meaning set forth in Section 4.11(b) hereto.

     1.24 "ERISA" shall have the meaning set forth in Section 4.18(a)(i) hereto.

     1.25 "Excluded Assets" shall have the meaning set forth in Section 4.7 hereto.

     1.26 "Excluded Liabilities" shall have the meaning set forth in Section 2.1 hereto.

     1.27 "GAAP"  shall  mean  United  States  generally   accepted   accounting
          principles.

     1.28 "Governmental Entity" shall have the meaning set forth in Section 4.6 hereto.

     1.29 "Hazardous Materials" shall have the meaning set forth in Section 4.17(a) hereto.

     1.30 "Indemnification Notice" shall have the meaning set forth in Section 8.2(b) hereto.

     1.31 "Insurance Policies" shall have the meaning set forth in Section 4.20 hereto.

     1.32 "Intellectual Property" shall have the meaning set forth in Section 4.12(a) hereto.

     1.33 "IRS" shall have the meaning set forth in Section 4.18(a)(v) hereto.

     1.34 "Liens" shall have the meaning set forth in Section 4.9(a)(v) hereto.

     1.35 "Loss" and "Losses" shall have the meanings set forth in Section 8.2(a) hereto.


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


     1.36 "Material Adverse Effect" shall mean any change or changes or effect or effects that individually or in the aggregate are or are reasonably likely to be materially adverse to (a) the assets of the Company and/or the business of the Company taken as a whole or (b) the transactions contemplated by this Agreement.

     1.37 "Merger" shall have the meaning set forth in the first recital hereto.

     1.38 "Merger Date" shall have the meaning set forth in Section 3.1 hereto.

     1.39 "Multiemployer Plan" shall have the meaning set forth in Section 4.18(a)(vi) hereto.

     1.40 "Non-Compete Period" shall have the meaning set forth in Section 7.1(a) hereto.

     1.41 "Non-Competition  Consideration"  shall have the  meaning set forth in
          Section 2.2(d) hereto.

     1.42 "Option Agreement" means that Option Agreement dated as of even date herewith as executed by Parent.

     1.43 "Parent" shall have the meaning set forth in the opening paragraph hereto.

     1.44 "Parent Common Stock" shall have the meaning set forth in the first recital hereto.

     1.45 "Parent  Financial  Statements"  shall have the  meaning  set forth in
          Section 5.5(a) hereto.

     1.46 "Pension   Plan"   shall  have  the   meaning  set  forth  in  Section
          4.18(a)(vii) hereto.

     1.47 "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government (and any agency or department thereof) or other entity.

     1.48 "Principal" shall have the meaning set forth in the opening paragraph hereto.

     1.49 "Principal  Director"  shall have the meaning set forth in the Section
          2.10 hereto.

     1.50 "Proscribed  Business  Activities" shall have the meaning set forth in
          Section 7.1(a)(i) hereto.

     1.51 "Returns" shall have the meaning set forth in Section 4.9(b)(i) hereto.

     1.52 "SEC" shall mean the United States Securities and Exchange Commission.


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


     1.53 "Shareholder Rights and Registration Rights Agreement" shall have the meaning set forth in Section 2.2(c) hereto.

     1.54 "Stockholder" shall have the meaning set forth in the third recital clause hereto.

     1.55 "Subsidiary" shall have the meaning set forth in the opening paragraph hereto.

     1.56 "Tax" or "Taxes" shall have the meaning set forth in Section 4.9(a) hereto.

                                   ARTICLE II

                              ADDITIONAL AGREEMENTS

     2.1 Liabilities and Obligations of Stockholder.

     (a) Neither Parent nor Subsidiary shall assume or be obligated for any liabilities of Principal and/or Stockholder of any kind or nature whether the same are personal liabilities of Principal and/or Stockholder, or whether the same are liabilities of the Company which are assumed by Principal and/or Stockholder in connection with the Merger or otherwise ("Excluded Liabilities"). Without limiting the foregoing, the following shall be "Excluded Liabilities": except as provided in Section 2.6 hereof, any taxes to be paid by Principal and/or Stockholder as a result of the transactions contemplated hereunder.

     Principal and/or Stockholder shall remain responsible for, and indemnify Parent and Subsidiary with respect to, all Excluded Liabilities.

     (b) Notwithstanding anything herein to the contrary (including Section 2.3 hereof), the parties hereby acknowledge that the Company (and not the Principal and/or the Stockholder) shall be responsible for any costs and expenses ("Costs") incurred by Principal and/or Stockholder incident to the negotiation and preparation of this Agreement (including the fees and expenses of any brokers, accountants or attorneys) and the performance and compliance with the agreements and conditions herein. Further, the parties acknowledge and agree that the invoice in connection with legal services provided by Dean, Mead, Egerton, Bloodworth, Capuouno & Bozarth (i) will be issued on or around October 15, 1999 and (ii) Parent and/or Subsidiary will be responsible for the payment of such invoice.

     2.2 Payments.

     (a) Merger Consideration. In consideration of Principal, Stockholder and the Company entering into this Agreement and consummating the transactions contemplated herein and in the Agreement of Merger, Parent shall deliver an aggregate of 174,971 shares of Parent Common Stock to Stockholder at the Closing (the "Merger Consideration").


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


     (b) Non-Competition Consideration. In consideration of Stockholder's obligations set forth in Section 7.1 hereto, Parent shall deliver an aggregate of 2,500 shares of Parent Common Stock to Stockholder at the Closing (the "Non-Competition Consideration").

     (c) Parent Common Stock. The parties acknowledge and agree that the Parent Common Stock may not be sold, transferred or assigned unless the Parent Common Stock are registered under the Securities Act of 1933, as amended (the "Act") and any applicable state securities law or unless an exemption from such registration becomes or is available.

     (d) Shareholder Rights and Registration Rights Agreement. In connection with the execution of this Agreement, Parent and Stockholder agree to enter into a Shareholder Rights and Registration Rights Agreement (the "Shareholder Rights and Registration Rights Agreement"), dated as of the date hereof and in substantially the form attached hereto as Exhibit B. The Shareholder Rights and Registration Rights Agreement entitles Stockholder to piggyback registration rights with respect to the registration of Parent Common Stock held by Philip Luizzo, President of Parents, on a pro rata basis to Stockholder's ownership of unregistered Parent Common Stock.

     2.3 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, that all such expenses incurred by the Company shall be the obligation of the Company.

     2.4 Consents. The Company shall have obtained such consents, waivers and approvals under the Contracts as may have been requested by Parent or Subsidiary with the Merger (all of such consents, waivers and approvals are set forth in the Company's Schedules) so as to preserve all rights of, and benefits to, the Company and its assets. Each party hereto will have used its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all federal, state, and other regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

     2.5 The Company's Financial Statements. The Company shall have delivered to Parent and Subsidiary at or prior to the Merger Date financial statements for the Company's fiscal years ending December 31, 1997 and December 31, 1998 and financial statements for such additional periods in 1999 as may be available by the Merger Date with such detail and supporting documentation to enable Parent's accountants to audit such interim financial statements and provide Parent with an opinion acceptable to Parent.

     2.6 Estimate of Taxes. Parent hereby acknowledges and agrees that it will pay (or cause to be paid) to Stockholder $7,000 in cash (the "Income Tax Estimate") on the date of Closing, such amount being equal to the estimate of taxes Stockholder will incur (the "Income Tax Amount") with respect to the 1999 income allocated to him. Stockholder and Parent acknowledge and agree that the Income Tax Estimate will be adjusted upwards or downwards in accordance with the actual amount of the Income Tax Amount when such amount becomes known to Parent.

     2.7 Company Tax Returns. Parent acknowledges and agrees that it shall be responsible for the filing of the Company's Returns not yet required to be filed with respect to the current period. The filing of such Returns shall be subject to approval by Shareholder, such approval not to be unreasonably withheld or delayed.

     2.8 Notice of Audits; Income Tax.

     (a) The parties hereby acknowledge and agree that, at any time, in the event there is a proposed audit of the Company's income tax returns for periods through the date of Closing, Stockholder shall receive notice of such proposed audit within five (5) business days after Parent becomes aware of the same; and

     (b) Parent agrees that it shall not settle any matters dealing with income taxes of the Company for periods through the date of Closing without the consent of Stockholder.

     2.9 Tax Clearance Certificate. If necessary, the parties agree to cooperate to obtain state or local tax clearance certificates relating to sales Taxes, employment or employee withholding Taxes and bulk sales, as appropriate.

     2.10 Principal Representation on Subsidiary's Board of Directors. The parties hereby acknowledge and agree that, after the Merger Date, the Board of Directors of Subsidiary shall include one person designated by Principal (the "Principal Director"). The Principal Director may be the Principal, and shall continue to serve on the Board of Directors of Subsidiary for as long as (i) Principal is employed by Subsidiary and (ii) Stockholder is the beneficial owner of substantially all of the Merger Consideration.

     2.11 Books and Records. Subsequent to the Merger Date, Subsidiary shall afford to Principal and/or Stockholder and his authorized representatives reasonable access to all of the books and records of the Company as such books and records existed prior to the Merger Date, including but not limited to, financial statements, ledgers, work papers and minute books, and shall permit Principal and/or Stockholder to make extracts and copies therefrom to enable Principal and/or Stockholder to prepare tax returns. Subsidiary agrees that for a period of ten (10) years following the Merger Date none of such books and records shall be destroyed without the prior written approval of Principal and/or Stockholder.

     2.12 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such instruments and do and perform such acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE III

                                   THE MERGER

     3.1 The Merger. The closing of the Merger (the "Closing") shall be held at the offices of Frankfurt, Garbus, Klein & Selz, P.C. on October 11, 1999, or such other date as the parties hereto may mutually determine (the "Merger Date"). The parties hereby agree to use all reasonable efforts to cause the fulfillment, at or prior to Merger, of each of the Merger conditions within its control set forth herein.

     3.2 Deliveries at the Merger by Stockholder. At the Merger, Stockholder (or the Company, if so designated) shall deliver or cause to be delivered to Subsidiary the following:

          (a) Company Common Stock Certificates. The stock certificates representing all of the issued and outstanding shares of Company Common Stock, duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed, free and clear of all liens, charges, encumbrances and security interests whatsoever.

          (b) Third Party Consents. Any and all consents, waivers, and approvals listed on Schedule 4.6 as being a condition precedent to the Merger shall have been obtained. The parties acknowledge that the Company shall deliver such consents.

          (c) Shareholder Rights and Registration Rights Agreement. Parent shall have received the Shareholder Rights and Registration Rights Agreement signed by Stockholder.

          (d) Legal Opinion. Subsidiary shall have received a legal opinion from Dean, Mead, Egerton, Bloodworth, Capouano & Bozarth, legal counsel to the Company and Stockholder, substantially in the form of Exhibit E.

          (e) Employment Agreement. Parent and Subsidiary shall have received an employment agreement for Principal in the form of Exhibit F signed by Principal (the "Employment Agreement").

          (f) Other. All other documents, certificates, instruments or writings required by Parent and Subsidiary to be delivered by Principal and/or Stockholder at or prior to the Merger pursuant to this Agreement or otherwise required in connection herewith.

     3.3 Deliveries at the Merger by Parent and Subsidiary. At the Merger, Parent and Subsidiary shall deliver the following to Stockholder (or to Principal if so designated below):

          (i) Merger Consideration. The stock certificate(s) representing the Merger Consideration;


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


          (ii)   Non-Competition   Consideration.   The   stock   certificate(s)
     representing the Non-Competition Consideration;

          (iii)   Shareholder   Rights  and   Registration   Rights   Agreement.
     Stockholder shall have received the Shareholder Rights and Registration Rights Agreement signed by Parent.

          (iv) Legal Opinion. The Company and Stockholder shall have received a legal opinion from Frankfurt, Garbus, Klein & Selz, P.C., legal counsel to Parent and Subsidiary substantially in the form of Exhibit D.

          (v) Employment Agreement. Principal shall have received the Employment Agreement signed by Subsidiary and guaranteed by Parent.

          (vi) Other. All other documents, certificates, instruments or writings required by Principal and/or Stockholder to be delivered by Parent or Subsidiary at or prior to the Merger pursuant to this Agreement or otherwise required in connection herewith; and

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                     THE COMPANY, PRINCIPAL AND STOCKHOLDER

     The Company, Principal and Stockholder, hereby jointly and severally represent and warrant to Parent and Subsidiary as of the date hereof, subject to such exceptions as are specifically disclosed in the disclosure schedules (referencing the appropriate section and paragraph numbers) supplied by the Company to Parent and Subsidiary (the "Company's Schedules") and dated as of the date hereof, as follows:

     4.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has the corporate power to own its properties and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the Company's business activities and/or assets would require such qualification. The Company has delivered a true and correct copy of the Articles of Incorporation and By-laws of the Company, as amended to date, to Subsidiary. Schedule 4.1 lists the directors and officers of the Company and the jurisdictions in which the Company is qualified to do business. The operations now being conducted by the Company have not been conducted under any name other than Maglio, Inc.

     4.2 The Company Common Stock. Stockholder has good and valid title to all of the issued and outstanding Company Common Stock, free and clear of any liens, claims, encumbrances, security interests, options, charges or restrictions of any kind, other than as provided hereunder, or as set forth on Schedule 4.2. Other than this Agreement or as set forth on Schedule 4.2, the Company


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


Common Stock are not subject to any voting trust agreements, commitments or understandings restricting or otherwise relating to the voting, dividend rights or disposition of the Company Common Stock. No State of Florida stock transfer taxes are due as a result of the Merger.

     4.3 Capital Structure of the Company.

     (a) The authorized capital stock of the Company consists of 1000 shares of Company Common Stock, 100 of which are issued and outstanding and wholly-owned by Stockholder. The shares of the Company Common Stock are duly authorized and validly issued and nonassessable.

     (b) Except as set forth on Schedule 4.3(b), the Company has not adopted or maintained any stock option plan or other plan providing for equity compensation of any person. There are no options, warrants, calls, subordinated debentures, debentures, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of such party or obligating such party to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 4.3(b), as of the date hereof there will be no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. Except as set forth on Schedule 4.3(b), there are no voting trusts, proxies, or other agreements or understandings to which Stockholder, Principal or the Company is a party with respect to the Company Common Stock. Except as set forth on Schedule 4.3(b), there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote.

     4.4 Equity Interests. Except as set forth on Schedule 4.4, the Company does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership, limited liability company or other Person and the Company is not a member of or participant in any partnership, limited liability company, joint venture or similar Person.

     4.5 Approval; Authority. The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized and approved by all necessary action by the Company, the Principal and the Stockholder, pursuant to the Florida Business Corporation Act or otherwise. The Company has all requisite corporate power and authority to enter into this Agreement, the Agreement of Merger and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company, Principal and Stockholder and constitutes the valid and binding obligation of each of the Company, Principal and Stockholder, enforceable in accordance with its terms.

     4.6 No Conflict. Except as set forth on Schedule 4.6, the execution, delivery and performance of this Agreement by the Company, Principal and Stockholder does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit or creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of the Company under (i) any provision of the Articles of Incorporation or By-laws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation to which the Company, Principal or Stockholder is a party or by which any of the properties or assets of the Company are bound. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party is required by or with respect to the Company, Principal or Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 4.6.

     4.7 Assets of the Company. Set forth on Schedule 4.7 is a list of all of the assets and properties of the Company, including, without limitation, all assets of the Company used in, useful to and/or related to the Business, which shall include (but not be limited to) the following:

          (i) the Company's Cash;

          (ii) the Collectible Accounts Receivable of the Company and other evidences of indebtedness owing to the Company;

          (iii) licenses, commitments, obligations, development or distribution agreements, joint venture agreements, or other contracts, agreements or instruments to which the Company is a party or receives a benefit, whether written or oral, and rights thereunder (collectively, the "Contracts");

          (iv) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights of the Company obtained from governments and governmental agencies necessary for the operation of the Business,

          (v) supplies owned by the Company;

          (vi) tangible personal property, including without limitation all work-in-process and the equipment owned or leased by the Company;

          (vii) business and financial records (including its corporate minute books), books, ledgers, files, plans, documents, correspondence, specifications, creative materials, advertising and promotional materials, marketing materials, conference materials, database materials, customer lists, mailing lists, supplier lists, equipment repair, maintenance or service records, and all other printed or written materials whether written or electronically stored or otherwise recorded other than the Company's corporate books and records;

          (viii) prepaid expenses;

          (ix) the Company's goodwill;

          (x) the benefit of all right, title and interest of the Company (including without limitation the right to manage any such claims or causes of action) to claims, causes of action, deposits, refunds (excluding any tax refunds related to tax periods through the Merger Date), rights of recovery and/or set-off and rights of recoupment and to insurance policies and amounts payable thereunder;

          (xi) the Company's patents, patent applications, copyrights, trademarks, service marks, trade names (including, without limitation, "Maglio" and any variation thereof), trade secrets, proprietary information, software, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other intellectual property of the Company and all things authored, collected, created, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice and that pertain to or are used in the Business or that are relevant to an understanding or to the development of the Business, whether tangible or intangible, in any stage of development, including without limitation, all goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder; and

          (xii) the rights in and to the Internet domain names registered in the name of Stockholder, Principal and/or the Company and the content and Intellectual Property included in the websites corresponding to such domain names.

Notwithstanding anything to the contrary contained herein, the assets of the Company for purposes of this Agreement do not include the items set forth on
Schedule 4.7 under the heading "Excluded Assets" (the "Excluded Assets") and Parent and Subsidiary shall have no rights to such items as a result of the transactions contemplated hereunder.

     4.8 No Material Changes. Except as set forth on Schedule 4.8, since June 30, 1999 there has not been, occurred or arisen any of the following in connection with the Business:

          (a) amendment or change to the Articles of Incorporation or By-laws of the Company;

          (b) any material decrease in the dollar value of the Accounts Receivable;

          (c) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (d) any agreement, contract, lease or commitment (collectively a "Company Agreement") or any extension or modification of the terms of any Company Agreement which (i) involves the payment by the Company of greater than $5,000 per annum or (ii) involves any payment or obligation to any affiliate of the Company other than in the ordinary course of business as conducted on that date and consistent with past practices;

          (e) the commencement or notice or, to Principal's and/or Stockholder's knowledge, threat of commencement, of any lawsuit or proceeding against or, to Principal's and/or Stockholder's knowledge, investigation of, the Company or the Business;

          (f) notice of any claim of ownership by a third party of Company's Intellectual Property or of infringement by Company of any third party's Intellectual Property rights; or

          (g) any transaction, event or condition of any character that has or, to Principal's and/or Stockholder's knowledge, could reasonably be expected to have a Material Adverse Effect.

     4.9 Tax and Other Returns and Reports.

     (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) Tax Returns and Audits. Except as set forth on Schedule 4.9:

          (i) The Company has prepared and filed, or will prepare and file, all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns"), except for any Returns for the current period which are not yet due, required to be filed on or prior to the Merger Date or with respect to any period up to the Merger Date and such Returns shall be true and correct in all material respects and shall have been completed in accordance with applicable law;

          (ii) The Company is not delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on, or extending the period for the assessment or collection of, any such Tax;

          (iii) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination;

          (iv) The Company has no liability for unpaid federal, state, local or foreign Taxes, whether asserted or unasserted, contingent or otherwise, other than liability for taxes not yet due and payable, and the Company has no knowledge of any reasonable basis for the assertion of any additional liability for Taxes attributable to such party, its business or its assets or operations;

          (v) There are no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any type or nature (collectively, "Liens") on any assets of the Company relating to or attributable to Taxes, other than liens for personal property, sales and payroll taxes not yet due and payable; and

          (vi) The Company is not, nor has it been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     4.10 Restrictions on Business  Activities.  Except as set forth on Schedule
4.10 there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding on such party which has or could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by such party or the conduct of its business, and the Company has not entered into any agreement under which such party is restricted from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     4.11 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

     (a) The Company has good and valid title to, or, in the case of licensed properties and assets, valid licenses in, all of the assets of such party, free and clear of any Liens, except as reflected on Schedule 4.11(a) and except for such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from or interfere with, the value or present use, of the property subject thereto or affected thereby.

     (b) Schedule 4.11(b) lists each item of equipment used by the Company in its business with a value of $500 or more and any other items of personal property that are material to such business and used by such party in its Business (collectively, the "Equipment"). The Equipment is owned or leased by the Company (as indicated on Schedule 4.11(b)), and is (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, subject to normal wear and tear.

     4.12 Intellectual Property.

     (a) For the purposes of this Agreement, the following terms have the following definitions:

          "Intellectual Property" shall mean any or all of the following and all rights associated therewith: (i) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (ii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith; (iii) all Internet domain names and any registrations and applications therefor; (iv) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded and all documentation related to any of the foregoing; (v) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (vi) all industrial designs and any registrations and applications therefor; (vii) all telephone numbers (toll-free telephone numbers and/or otherwise) and (vii) all domestic and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, continuations and continuations-in-part thereof; and

          "Company's Intellectual Property" shall mean any Intellectual Property that: (i) is owned by or licensed to the Company or (ii) which is necessary to the operation of the Business as it is currently operated.

     (b) Schedule  4.12(b) lists (i) all of the  following  held by the Company:
(1) U.S. and foreign registered trademarks, trademark applications, service marks, service mark applications, intent to use applications, and domain name registrations, (2) U.S. and foreign registered copyrights and applications for copyright registration, (3) U.S. and foreign patent and patent applications; and
(ii) any other of the Company's Intellectual Property that is the subject of an application, certificate or registration issued by any state, government or other public legal authority.

     (c) The registrations of the Intellectual Property listed on Schedule 4.12(b) are valid and subsisting in the Company's name.

     (d) Except as set forth on Schedule 4.12(d), (i) no Person has any rights to use any of Company's Intellectual Property, which is owned by the Company or exclusively licensed to the Company, including, without limitation, any mailing lists and/or customer lists; and (ii) the Company has not granted to any Person, nor authorized any Person to retain any of the Company's rights in Company's Intellectual Property.

     (e) Except as set forth on Schedule 4.12(e), (i) the Company owns and has good and exclusive title to each item of Intellectual Property attributable to the Company listed on Schedule 4.12(b), free and clear of any lien or encumbrance.

     (f) The Company owns, or has the right, pursuant to a valid Contract to use or operate under, all of the Company's Intellectual Property set forth on
Schedule 4.12(f).

     (g) As of the Merger Date, the operation of the Business has not and does not infringe the Intellectual Property rights, rights of privacy or publicity or any other personal or property rights of any other Person.

     (h) The Company has not received a notice from a third party alleging any infringement of the Intellectual Property rights, rights of privacy or publicity or any other personal or property rights of any other Person.

     (i) Except as listed on Schedule 4.12(i), there are no contracts, licenses or agreements between the Company and any other person with respect to Company's Intellectual Property pursuant to which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

     (j) Except as listed on Schedule 4.12(j), to the knowledge of Principal, Stockholder and/or the Company, no person is infringing or misappropriating any of Company's Intellectual Property.

     4.13 Agreements, Contracts and Commitments.

     (a) Except as set forth on Schedule 4.13(a), the Company is not a party to, or bound by, any of the following in connection with the business of such company:

          (i) any agreements or arrangements that contain any severance pay or post-employment obligations with respect to any employee;

          (ii) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

          (iii) any fidelity or surety bond or completion bond;

          (iv) any agreement of indemnification or guaranty;

          (v) any purchase order or contract for the purchase of materials involving $1,000, individually, or $20,000 in the aggregate;

          (vi) any distribution, joint marketing or development agreement; or

          (vii) any other agreement, contract or commitment that involves $2,000 or more or is not cancelable without penalty within thirty (30) days.

     (b) The Company has not breached, violated or defaulted under, or received written notice that such party has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment to which such party is a party or by which such party is bound with respect to its business or its assets, which breach, violation or default would have a Material Adverse Effect. To the Company's, Principal's and/or Stockholder's knowledge, each such agreement, contract or commitment is in full force and effect in accordance with its terms. The Company is in compliance with, and has not breached any contract, license or agreement to which it is a party or by which it is bound with respect to its business or its assets or by which its assets are bound, and, to the knowledge of the Principal, Company and/or Stockholder, the Company and all other parties to all such contracts, licenses and agreements are in compliance with, and have not, to Principal's and/or Stockholder's knowledge, breached any of such contracts, licenses or agreements. Following the Merger Date, Subsidiary will be permitted to exercise all rights of the Company under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which such party would otherwise be required to pay.

     (c) The contracts, licenses and agreements listed on Schedule 4.13(c) are all contracts, licenses and agreements, to which the Company is a party which still require performance of services or other obligations, including without limitation, indemnification, non-compete and non-disclosure obligations, delivery of materials or ongoing royalties or similar payments, either by such party or to the benefit of such party, other than "shrink wrap" and similar commercial end-user licenses. To the knowledge of the Company, Principal and/or Stockholder, the contracts, licenses and agreements listed on Schedule 4.13(c) are in full force and effect in accordance with its terms. Provided that the consents to assignment listed on Schedule 4.6 have been obtained, to the knowledge of the Company, Principal and/or Stockholder the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the contracts, licenses and agreements listed on Schedule 4.13(c).

     4.14 Governmental Authorization. To the knowledge of Principal, the Company and/or Stockholder, Schedule 4.14 lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (herein collectively called "Company Authorizations") (i) pursuant to which such party currently operates or holds any interest in any of its assets or (ii) which is required for the operation of the its business or the holding of any such interest in its assets. All such Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct the Business or hold any interest in its assets.

     4.15 Litigation. Except as set forth on Schedule 4.15, (a) there is no action, suit or proceeding, or warranty or indemnity claim of any nature pending, or to the knowledge of the Company, Principal and/or Stockholder, threatened against the Company, its assets or the Business;

(b) there is no investigation pending or, to the knowledge of the Company, Principal and/or Stockholder, threatened against the Company, its assets or its business by or before any Governmental Entity; and (c) no Governmental Entity has at any time given notice that it challenged or questioned the legal right of the Company to produce, offer or sell any of its products or services in the present manner or style thereof.

     4.16 Financial Statements; Accounts Receivable. (a) Schedule 4.16(a) sets forth true, correct and complete copies of the balance sheet (the "Balance
Sheet") and statement of income for the Company's fiscal years ending December 31, 1997 and December 31, 1998 and the balance sheet and the interim statement of income for the period ended on June 30, 1999, as prepared by management of the Company. Such financial statements have not been prepared in accordance with GAAP.

     (b) The Company does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that have had or could reasonably be expected to have a material adverse effect on the Company and/or the Business, except (i) as disclosed, reflected or reserved against in the Balance Sheets for the Company and the notes thereto, (ii) for items set forth in Schedule 4.16(b), (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheets for the Company and not in violation of this Agreement and (iv) for Taxes. This representation shall not be deemed breached as a result of a change in law after the Closing Date.

     (c) The Company has made available to Subsidiary a list of all accounts receivable of the Company with respect to the Business ("Accounts Receivable") along with a range of days elapsed since invoice.

     (d) All Accounts Receivable of the Company arose in the ordinary course of business for valid consideration and are in their entirety valid accounts receivable which are carried at values determined in accordance with GAAP. Except as set forth on Schedule 4.16(d), no person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

     4.17 Environmental Matters.

     (a) Hazardous Material. The Company has not (i) operated any underground storage tanks at any property that it has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, ureaformaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws ("Hazardous

Materials"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to Principal's and/or Stockholder's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that it has at any time owned, operated, occupied or leased.

     (b) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, Principal and/or Stockholder, threatened concerning any Hazardous Materials. Neither the Company, Principal nor Stockholder is aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability or require such party to have any environmental approval, permit, license, clearance or consent for the conduct of its business as currently conducted.

     4.18 Employee Matters and Benefit Plans.

     (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          (i) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

          (ii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by the Company for the benefit of any "Employee" (as defined below), and pursuant to which the Company has or may have any material liability, whether contingent or otherwise;

          (iii) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or;

          (iv) "Employee Agreement" shall refer to each management, employment, severance, consulting or similar agreement or contract between either the Company and any Employee or consultant;

          (v) "IRS" shall mean the Internal Revenue Service;

          (vi) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

          (vii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

     (b) Schedule.  Schedule  4.18(b) contains an accurate and complete list of:
(i) each Employee of the Company and such Employee's current salary and bonus applicable to the current fiscal period; (ii) the Company Employee Plan; and
(iii) each Employee Agreement. The Company has no intention, plan or commitment, whether legally binding or not, to enter into or establish any new Company Employee Plan or Employee Agreement, to materially modify the Company Employee Plan or Employee Agreement (except to the extent required by law or to conform the Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Subsidiary in writing, or as required by this Agreement).

     (c) Documents. The Company has provided to Subsidiary: (i) correct and complete copies of all documents embodying or relating to the Company Employee Plan and each Employee Agreement including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for the Company Employee Plan; (iii) the two most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with the Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of the Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to the Company Employee Plan and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to the Company Employee Plan; and (viii) all material communications to any Employee or Employees relating to the Company Employee Plan.

     (d) Employee Plan Compliance. Except as set forth on Schedule 4.18(d), (i) the Company has performed in all material respects all obligations required to be performed by it under the Company Employee Plan and the Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to, ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or
Section 406 of ERISA,  has occurred with respect to the Company  Employee  Plan;
(iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, Principal or Stockholder, threatened or reasonably anticipated (other than routine claims for benefits) against the Company Employee Plan or against the assets of the Company Employee Plan; and (iv) the Company Employee Plan can be amended, terminated or otherwise discontinued after the Merger Date in accordance with its terms, without liability to the Company, any Company Affiliate, Subsidiary or any Subsidiary Affiliate (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company, Principal or Stockholder, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither Company nor any Company Affiliate is subject to any penalty or tax with respect to the Company Employee Plan under
Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

     (e) Pension Plans. The Company does not now maintain, sponsor, participate in or contribute to, nor has the Company ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

     (f) Multiemployer Plans. At no time has the Company contributed to any Multiemployer Plan.

     (g) No Post Employment Obligations. Except as set forth in Schedule 4.18(g), the Company Employee Plan does not provide, nor has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute. Except as set forth in Schedule 4.18(g), the Company is not liable to any former employee for medical benefits.

     (h) Effect of Transaction.

          (i) The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under the Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (ii) No payment or benefit which will or may be made by the Company or Subsidiary or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

     4.19 Employment Matters. (i) To the knowledge of the Company, Principal and/or Stockholder, the Company is in compliance in all material respects with all applicable foreign, federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its employees; (ii) the Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to its employees or other persons who by virtue of their activities performed on behalf of the Company may be deemed employees within the meaning of applicable law; (iii) the Company is not liable for any arrears of wages or any taxes (excluding any payroll taxes which are not yet required to be paid) or any penalty for failure to comply with any of the foregoing; and (iv) the Company is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for its employees or other persons who by virtue of their activities performed on behalf of the Company may be deemed employees within the meaning of applicable law.

     (a) Labor. No work stoppage or labor strike against the Company is pending or, to the knowledge of the Company, Principal and/or Stockholder, threatened. The Company is not involved in or, to the knowledge of the Company, Principal and/or Stockholder, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. To the knowledge of the Company, Principal and/or Stockholder, the Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has the Company been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to its employees and no collective bargaining agreement is being negotiated by the Company.

     (b) No Interference or Conflict. To the knowledge of the Company, Principal and/or Stockholder, no employee or consultant of the Company or the Business is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such person's best efforts to promote the interests of the Business or that would conflict with the Business. Neither the execution, delivery nor performance of this Agreement, nor the carrying on of the Business by Subsidiary as presently conducted or proposed to be conducted will, to the knowledge of the Company, Principal and/or Stockholder, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such officers, directors, employees or consultants is now obligated.

     4.20 Insurance Policies. Schedule 4.20 sets forth a complete and correct list of all casualty, liability, business interruption, errors and omissions and other insurance policies currently in force with respect to the Company (the "Insurance Policies"), regardless of the periods to which they relate, including a description of whether such Insurance Policies are "occurrence based" or "claims made" liability policies. For each Insurance Policy, Schedule 4.20 indicates the type of coverage, the name of the insured, the insurer, the premium, the expiration date, the period to which it relates, the deductibles and the loss retention amounts and the amounts of coverage. All premiums due on the Insurance Policies have been paid in full and, to the knowledge of the Company, Principal and Stockholder, the Insurance Policies are in full force and effect and are valid, outstanding and enforceable. The Company is in compliance with the provisions of and conditions contained in all such policies applicable to it. No insurer under any such policy or, to the knowledge of the Company, Principal and Stockholder, indicated any intent to do so or to materially increase the premiums payable under or not renew any such policy. All material claims under any Insurance Policies are listed on Schedule 4.20 and have been filed in a timely fashion.

     4.21 Corporate Name. Except as set forth on Schedule 4.21, the Company (i) to the knowledge of the Company, Principal and/or Stockholder, has the exclusive right to use Maglio, Inc. as the name of a corporation in any jurisdiction in which such party does business and (ii) has not received any notice of conflict during the past two (2) years with respect to the rights of others regarding such corporate name. Except as set forth on Schedule 4.21, to the knowledge of the Company, Principal and/or Stockholder, no person is presently authorized by the Company, Principal or Stockholder to use the name of the Company.

     4.22 Receipt of Parent Common Stock. The Parent Common Stock that Stockholder, as the sole stockholder of the Company, will receive in connection with the Merger will be held by Stockholder for his own account for investment, without a view to, or for a resale in connection with, the distribution thereof in violation of the Act or any state securities laws and with no present intention of distributing or reselling any part thereof. Stockholder will not so distribute or resell any of such Parent Common Stock in violation of any such law. Stockholder acknowledges that the Parent Common Stock to be received by Stockholder have not been registered under the Act but Parent has committed to filing a registration statement for such Parent Common Stock pursuant to Section 2.2(b). Stockholder hereby agrees that the Parent Common Stock he will receive will contain substantially the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM THE REQUIREMENTS THEREOF."

     4.23 No Undisclosed Liabilities. Except as set forth on Schedule 4.23 and for liabilities not assumed hereunder or otherwise disclosed on Schedules hereto, the Company has no known liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type in excess of $1,000, individually, or $5,000 in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which (i) has not been reflected in the financial statements required to be delivered to Parent and Subsidiary pursuant to Section 2.5, or (ii) has not arisen since June 30, 1999 in the ordinary course of the such party's business consistent with past practices.

     4.24 Compliance with Laws. To the knowledge of the Company, Principal and/or Stockholder, the Company has complied in all material respects with all, and the Company is not in violation of and it has not received any, notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     4.25 Power of Attorney. The Company has not granted any power of attorney (revocable or irrevocable) with respect to its business or its assets to any person, firm or corporation for any purpose whatsoever.

     4.26 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company's Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

     Parent and Subsidiary jointly and severally represent and warrant to the Company as of the date hereof as follows:

     5.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where Parent's business activities and/or assets, as the case may be, would require such qualification. Subsidiary has the corporate power to own its properties and to carry on its business as now being conducted and, as of the Merger Date, will be duly qualified to do business and will be in good standing in each jurisdiction where Subsidiary's business activities and/or assets, as the case may be, would require such qualification.

     5.2 Authority. Each of Parent and Subsidiary have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Subsidiary. This Agreement has been duly executed and delivered by each of Parent and Subsidiary and constitutes the valid and binding obligations of Subsidiary, enforceable in accordance with its terms.

     5.3 No Conflicts. The execution and delivery of this Agreement by Parent and Subsidiary and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit or creation of any security interest under (i) any provision of the Certificate of Incorporation or By-laws of Parent or Subsidiary or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgement, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Subsidiary or any of their respective properties and assets, except where such conflict does not have a material adverse affect on the business, assets, financial conditions or results of operations of Parent and Subsidiary taken as a whole. No consent, waiver, approval, order, or authorization of, or registration, declaration or filing with, any Governmental

Entity or third party is required by or with respect to Parent or Subsidiary in connection with the execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which may be required under applicable Federal and state securities laws and such consents, waivers, authorizations, filings, approvals and registration, which if not obtained, would not have a material adverse affect on the business, assets, financial condition or results of operations of Parent and Subsidiary taken as a whole.

     5.4 Parent Common Stock. The Parent Common Stock to be issued to the stockholders of the Company upon conversion of the Company Common Stock into Parent Common Stock in accordance with the provisions of the Agreement of Merger will be duly authorized and validly issued and outstanding, fully paid and nonassessable when issued and free and clear of any liens, claims, encumbrances, security interests, options, charges or restrictions of any kind, other than as provided hereunder.

     5.5 Capital Structure of Parent. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock, 6,450,000 of which are issued and outstanding, and 5,000,000 shares of preferred stock, $.01 par value per share, none of which are issued or outstanding. The shares of the Parent Common Stock are duly authorized and validly issued and nonassessable.

     5.6 Reports; Financial Statements; Material Liabilities. (a) The Parent has filed with the SEC all material forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements) (the "Parent SEC Reports") required to be filed by it under each of the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended, and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Parent SEC Reports are composed of the following: (i) the current report on Form 10SB12B/A filed on August 30, 1999 and (ii) the current report on Form 10QSB filed on August 19, 1999. As of their respective dates the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; further, to Parent's knowledge, no event has occurred since August 30, 1999 that would cause the Parent SEC Reports, if filed on the date hereof, to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Parent as set forth in the current report on Form 10SB12B/A filed on August 30, 1999 (the "Parent Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent as of the dates thereof and the results of its operations and its cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

     (b) The Parent does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that have had or could reasonably be expected to have a material adverse effect on the Parent, except (i) as disclosed, reflected or reserved against in the Parent SEC Reports and/or the Parent Financial Statements and the notes thereto, (ii) for items set forth in Schedule 5.5(b), (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Parent Financial Statements and not in violation of this Agreement and (iv) for Taxes not yet due. This representation shall not be deemed breached as a result of a change in law after the Closing Date.

     5.7 Litigation. Except as disclosed in the Parent SEC Reports, (a) there is no action, suit or proceeding, or warranty or indemnity claim of any nature pending, or to the knowledge of the Parent, threatened against the Parent, its assets or its business; (b) there is no investigation pending or, to the knowledge of the Parent, threatened against the Parent, its assets or its business by or before any Governmental Entity; and (c) no Governmental Entity has at any time challenged or questioned the legal right of the Parent to produce, offer or sell any of its products or services in the present manner or style thereof.

     5.8 Tax and Other Returns and Reports.

     (a) Tax Returns and Audits. Except as set forth on Schedule 5.7:

          (i) The Parent has prepared and filed, or will prepare and file, all Returns required to be filed on or prior to the Merger Date or with respect to any period up to the Merger Date and such Returns shall be true and correct in all material respects and shall have been completed in accordance with applicable law;

          (ii) The Parent is not delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Parent, nor has the Parent executed any waiver of any statute of limitations on, or extending the period for the assessment or collection of, any such Tax;

          (iii) No audit or other examination of any Return of the Parent is presently in progress, nor has the Parent been notified of any request for such an audit or other examination;

          (iv) The Parent has no liability for unpaid federal, state, local or foreign Taxes, whether asserted or unasserted, contingent or otherwise, other than liability for taxes not yet due and payable, and the Parent has no knowledge of any reasonable basis for the assertion of any additional liability for Taxes attributable to such party, its business or its assets or operations;

          (v) There are no Liens on any assets of the Parent relating to or attributable to Taxes, other than liens for personal property, sales and payroll taxes not yet due and payable; and

          (vi) The Parent is not, nor has it been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     5.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding on such party which has or could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by such party or the conduct of its business, and the Company has not entered into any agreement under which such party is restricted from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     5.10 No Material Changes. Except as disclosed in Parent's SEC Reports, since June 30, 1999 there has not been, occurred or arisen any of the following in connection with the business of the Parent:

          (a) amendment or change to the Articles of Incorporation or By-laws of the Parent;

          (b) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Parent;

          (c) any agreement, contract, lease or commitment (collectively a "Parent Agreement") or any extension or modification of the terms of any Parent Agreement which (i) involves the payment by the Parent of greater than $5,000 per annum or (ii) involves any payment or obligation to any affiliate of the Parent other than in the ordinary course of business as conducted on that date and consistent with past practices;

          (d) the commencement or notice or, to the Parent's knowledge, threat of commencement, of any lawsuit or proceeding against or, to the Parent's knowledge, investigation of, the Parent or the business of the Parent;

          (e) notice of any claim of ownership by a third party of Parent's Intellectual Property or of infringement by Parent of any third party's Intellectual Property rights; or

          (f) any transaction, event or condition of any character that has or could be reasonably be expected to have a Material Adverse Effect.

     5.11 Brokers' and Finders' Fees. Neither Parent nor Subsidiary has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     5.12 Complete Copies of Materials. Parent and Subsidiary have delivered or made available true and complete copies of each document (or summaries of the same) that has been requested by the Company or its counsel regarding Subsidiary or the proposed acquisitions by Subsidiary or its subsidiaries.

     5.13 Representations Complete. None of the representations or warranties made by Parent or Subsidiary, nor any statements made in any certificate furnished by Parent or Subsidiary pursuant to this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE VI

                            CONFIDENTIAL INFORMATION

     6.1 Confidentiality. The Company, Principal and Stockholder agree to hold all Confidential Material (as hereinafter defined) in strict confidence and not to, directly or indirectly, disclose any Confidential Information to any person, firm or corporation, without the written consent of Parent, who at the time of such disclosure is not an employee or agent of Parent or Subsidiary. The
Company, Principal and Stockholder agree that all Confidential Material, together with all notes and records related to the Business and all copies or facsimiles thereof in the possession of the Company, Principal or Stockholder (whether made by the foregoing or other means) are the exclusive property of Subsidiary. ,Principal and/or Stockholder shall not in any manner use any Confidential Material of Parent and/or Subsidiary, or any other property of Parent and/or Subsidiary, in any manner not specifically directed by Parent or Subsidiary, as the case may be, or in any way which is detrimental to or competitive to Parent or Subsidiary.

     6.2 Confidential Material. For the purposes hereof, the term "Confidential Material" shall mean proprietary information of Parent or Subsidiary concerning the Business including without limitation, information concerning trade secrets, sales and financial information, information concerning business methods, operational processes, products and projects in development, details of contractual relationships between Subsidiary and any third party, marketing plans or techniques, client and customer lists, mailing lists, data, databases, software, works in progress, manuals, and price lists, which information is acquired by Subsidiary pursuant to this Agreement. Confidential Information does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by the Company, its directors, officers, employees, agents, advisors, or representatives, or (ii) was or becomes available to the Company, Principal or Stockholder on a non-confidential basis from a source other than Parent or Subsidiary.

     6.3 Compliance with the Law. In the event that the Company, Principal or Stockholder is required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any Confidential Material, such party shall provide Parent and Subsidiary with prompt notice thereof so that Parent and/or Subsidiary may seek an appropriate protective order and/or waive compliance by such party with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, such party is compelled to disclose Confidential Material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such Confidential Material may be so disclosed, provided such disclosure is limited to the specific information required to be disclosed.

                                   ARTICLE VII

                            NON-COMPETITION AGREEMENT

     7.1 Covenant Not to Compete or Solicit.

     (a) In consideration of the Non-Competition Consideration, for other good and valuable consideration the receipt and sufficiency of which Principal and Stockholder hereby acknowledge, and as an inducement to Parent and Subsidiary to enter into this Agreement, Principal and Stockholder hereby agree with Parent and Subsidiary that for the period commencing on the Merger Date and ending on the later of (i) three (3) years following the Merger Date or (ii) two (2) years from the date of termination of Principal's employment with Subsidiary (the "Non-Compete Period"), Stockholder and/or Principal shall not, without the prior written consent of Subsidiary:

          (i) directly or indirectly, engage, whether as an individual proprietor, partner, stockholder, officer, executive, director, employee, author, consultant, contractor, joint venturer, lender, investor, representative or in any other capacity whatsoever (other than as a holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), with or without pay, or assist any other Person in engaging in any activity or line of business which is similar to, or competitive with, the Business as conducted by Subsidiary at any time during the Non-Compete Period (the "Proscribed Business Activities");

          (ii) directly or indirectly (1) enter into any kind of arrangement with any person then employed by Parent or Subsidiary with a view to terminating the employment of such person or (2) solicit, engage, or hire any individual who is then employed or was employed by Parent or Subsidiary during the previous six (6) month period it being understood that Stockholder and/or Principal shall not be prohibited from soliciting, engaging or hiring Stockholder and/or Principal;

          (iii) directly or indirectly, either on its own behalf or on behalf of any other Person:

               A. attempt in any manner to persuade any customer, client, distributor or supplier of Parent or Subsidiary to cease to do business, or to reduce the amount of business which such customer, client, distributor or supplier has customarily done or contemplates doing, with Parent or Subsidiary; or

               B. solicit business of any customer, client, distributor or supplier of Subsidiary or render any services of the type usually rendered by Parent or Subsidiary for any such customer, client, distributor or supplier of Parent or Subsidiary.

     (b) Notwithstanding anything herein to the contrary, for purposes of clarification, the parties hereby acknowledge that the Proscribed Business Activities do not include general business consulting within the field of human resources and executive/professional recruitment or placement, including, as a part of such recruiting or placement, background checks; provided, however, that such background checks not included in the Proscribed Business Activities may not be conducted by Stockholder and/or Principal with a view towards re-sale and/or separate charging.

     (c) The provisions of this Section 7.1 shall be void and of no effect in the event that (i) Principal's employment with Subsidiary is terminated without cause as set forth in the Employment Agreement and Principal has not received the Severance Payment in connection with such termination as set forth in the Employment Agreement or (ii) Subsidiary has failed to pay Principal the consideration payable to him pursuant to the terms of the Employment Agreement and Principal subsequently terminates the Employment Agreement by reason of such failure.

     (d) The covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city and state of any geographic area where any business is carried on by Parent or Subsidiary. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 7.1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

     (e) Stockholder and Principal hereby acknowledge that all of Stockholder's and Principal's covenants not to compete or solicit contained in this Section
7.1 are a material inducement to Parent and Subsidiary to proceed with the Merger.

     7.2 Equitable Remedy. The Company, Principal and Stockholder agree that it would be impossible or inadequate to measure and calculate Parent's and Subsidiary's damages from any breach of the covenants set forth in this Article VII. Accordingly, the Company, Principal and Stockholder agree that if Stockholder and/or Principal breach any provision of this Article XII, Parent and Subsidiary will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. The Company, Principal and Stockholder hereby expressly consent to the issuance of such injunction and to the ordering of such specific performance.

                                  ARTICLE VIII

                     SURVIVAL, INDEMNIFICATION AND INSURANCE

     8.1 Survival of Representations and Warranties.

     (a) All representations and warranties of the Company, Principal and Stockholder in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company's Schedules and the Supplemental Schedules) shall survive the consummation of the Merger for a period of two (2) years following the Merger Date (except fraud, the environmental representation set forth in Section 4.17 and all tax matters as to which there shall be no termination date except for the applicable statute of limitations).

     (b) All of Parent's and Subsidiary's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger for a period of two (2) years following the Merger Date (except for fraud as to which there shall be no termination date except for applicable statute of limitations).

     8.2 Indemnification.

     (a) Indemnification. Stockholder and Principal hereby agree to indemnify and hold Parent and Subsidiary and their respective officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Loss" and collectively "Losses"), incurred by Parent or Subsidiary, or any of their officers, directors or affiliates directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company, Principal and/or Stockholder contained in this Agreement or, (ii) any failure by the Company, Principal and/or Stockholder to perform or comply with any covenant or agreement contained in this Agreement or in any agreement entered into pursuant to this Agreement. Parent and Subsidiary will seek indemnification for Losses in the manner provided in Section 8.2(b). Notwithstanding the foregoing, there shall be no right to indemnification pursuant to this Section 8.2 unless and until and only to the extent that the aggregate amount of Losses for which Parent and/or Subsidiary seeks indemnification shall exceed $25,000; provided, that once such aggregate Losses exceed $25,000, Stockholder and Principal shall be liable for the entire amount of Losses, including the first $25,000 of Losses; and provided further, that there shall be no threshold or limit on Stockholder's and Principal's indemnification where the Losses for which such indemnification is sought are due to fraud or dishonesty of the Company, Principal and/or Stockholder. Notwithstanding the foregoing, Parent or Subsidiary shall not have the right to seek indemnification from Stockholder and Principal for breach of their representations and warranties contained herein unless such indemnification is sought within two (2) years following the Merger Date.

     (b) Notice and Payment. In the event Parent and/or Subsidiary may be subject to any Losses for which indemnification pursuant to this Article VIII may be sought, Parent and/or Subsidiary, as applicable, shall deliver to Stockholder a notice (each, an "Indemnification Notice"): (A) stating that Parent or Subsidiary has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses; and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related. Within thirty (30) days after delivery of the Indemnification Notice, Stockholder and/or Principal shall pay the amount of the Losses not disputed by Stockholder and/or Principal set forth in the Indemnification Notice. If within such thirty (30) day period Stockholder and/or Principal fails to agree with Parent and/or Subsidiary, as applicable, on the amount of such Losses, then the parties shall have their respective rights and remedies under law and in equity with respect to any disputed amount of such Losses.


     (c) Third Party Claims. If Parent (on behalf of itself and Subsidiary) becomes aware of a third-party claim against Parent and/or Subsidiary which Parent believes may result in Losses, Parent shall notify Stockholder of such claim, and Stockholder and/or Principal shall be entitled, at their expense, to participate in the defense of such claim. Parent and Subsidiary, as the case may be, shall have the right in their sole discretion to settle any such claim after consulting with Stockholder and/or Principal; provided, however, that except with the consent of Stockholder and/or Principal, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim for indemnification pursuant to Sections 8.1 and 8.2.

     8.3   Indemnification  by  Parent  and  Subsidiary  of  Stockholder  and/or
Principal.

     (a) Indemnification. Parent and Subsidiary agree to indemnify and hold Stockholder and Principal harmless against all Losses incurred by Stockholder and Principal resulting from or attributable to (i) any inaccuracy or breach of a representation or warranty of Parent or Subsidiary contained in this Agreement; (ii) any failure by Parent or Subsidiary to perform or to comply with any covenant or agreement contained in this Agreement or in any agreement entered into pursuant to this Agreement; (iii) any liability resulting from, or any failure of Parent or Subsidiary to pay, any liability of the Company; or
(iv) the operation of the Business after the Merger, except if due to the fault of the Company, Principal and/or Stockholder prior to the Merger Date. Notwithstanding the foregoing, Stockholder and Principal shall not have the right to seek indemnification from Parent or Subsidiary for breach of their representations and warranties contained herein unless such indemnification is sought within two (2) years following the Merger Date.

     (b) Notice and Payment. In the event Stockholder and/or Principal may be subject to any Losses for which indemnification pursuant to this Article VIII may be sought, Stockholder and/or Principal shall deliver an Indemnification Notice to Parent and Subsidiary. Parent and/or Subsidiary shall pay the amount of the Losses not disputed by Parent and Subsidiary set forth in the Indemnification Notice. If within such thirty (30) day period Parent or Subsidiary fails to agree with Stockholder and/or Principal on the amount of such Losses, then the parties shall have their respective rights and remedies under law and in equity with respect to any disputed amount of such Losses. If Stockholder and/or Principal becomes aware of a third party claim against Stockholder and/or Principal which Stockholder and/or Principal believes may give rise to a claim of indemnity pursuant to Section 8.3(a), Stockholder and/or Principal shall notify Parent and Subsidiary of such claim and Parent and Subsidiary shall be entitled, at their expense, to participate in the defense of such claim. Stockholder and/or Principal shall have the right in their sole discretion to settle any such claim after consulting with Parent and Subsidiary; provided, however, that except with the consent of Parent and Subsidiary, no settlement of any such claim shall be determinative of the amount of any claim for indemnification pursuant to this Section 8.3. In the event that Parent and Subsidiary have consented to any such settlement, Stockholder and/or Principal shall not have power or authority to object under any provision of this Section
8.3 to the indemnification for such Losses being limited to the amount of such settlement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service requiring signed acknowledgment of delivery, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission). If sent by registered or certified mail, notice shall be deemed to have been received and Merger five (5) days after mailing, if by overnight mail, one (1) day after being sent, or upon actual receipt if sent by facsimile. All notices shall be addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Subsidiary or Parent, to:

               AccuFacts Pre-Employment Screening, Inc.
               6 Greene Street
               New York, NY  10013

               Attention:            Philip Luizzo
               Telephone No.:        (212) 966-0666
               Facsimile No.:        (212) 966-2022

               with a copy to:

               Frankfurt, Garbus, Klein & Selz, P.C.
               488 Madison Avenue
               New York, New York 10022
               Attention: Gary Schonwald, Esq.
               Telephone No.: (212) 826-5583
               Facsimile No.: (212) 593-9175

          (b)  if to Stockholder, Principal or the Company, to:

               Maglio, Inc.
               2180 SR434 W., Suite 32779
               Longwood, FL  32779

               Attention:            Richard J. Maglio
               Telephone No.:
               Facsimile No.:

               with copies to:

               Dean, Mead, Egerton, Bloodworth, Capouano & Bozarth 800 N. Magnolia Avenue, Suite 1500
               Orlando, FL 32803
               Attention: Steve Lee, Esq.
               Telephone No.:   (407) 428-5149
               Facsimile No.:

     9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become Merger when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 Amendment. This Agreement may only be amended by the parties hereto by execution of an instrument in writing signed on behalf of each of the parties hereto.

     9.5 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Subsidiary may assign its rights and delegate its obligations hereunder to its affiliates; provided that Parent and Subsidiary shall remain liable for their obligations hereunder.

     9.6 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision provided that Subsidiary shall remain liable for its obligations hereunder.

     9.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.8 Knowledge. Whenever used in this Agreement, the words (a) "to Company's knowledge," or similar words, shall mean the actual knowledge of the Company, its directors, officers or employees or (b) "to Stockholder's knowledge", "to Principal's knowledge", "to Stockholder's and/or Principal's knowledge" or similar words, shall mean the actual knowledge of Stockholder and/or Principal.

     9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.10 Publicity. Until the business day after the Merger Date and except for any public disclosure which Parent in good faith upon advice of counsel believes is required by law, none of the parties shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior written approval of the other party which will not be unreasonably withheld. Parent and Stockholder shall issue a mutually acceptable press release as soon as practicable after the Merger Date.

     9.11 Parent Guarantees. Parent hereby unconditionally and irrevocably guarantees the full performance of any and all of Subsidiary's obligations, representations, warranties, covenants and promises to Stockholder and/or Principal under (i) this Agreement, (ii) the Employment Agreement and (iii) the Option Agreement.

     9.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements to be wholly performed therein.

     IN WITNESS WHEREOF, Parent, Subsidiary, the Company, Principal and Stockholder have caused this Supplemental Agreement to be signed by their duly authorized respective officers, if appropriate, all as of the date first written above.


                                 ACCUFACTS PRE-EMPLOYMENT
                                 SCREENING, INC.

                                 By:  /s/ Philip Luizzo
                                      --------------------------------
                                      Name:  Philip Luizzo
                                      Title: President


                                 MAGLIO-ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.

                                 By:  /s/ Philip Luizzo
                                      --------------------------------
                                      Name:  Philip Luizzo
                                      Title: President


                                 MAGLIO, INC.

                                 By:  /s/  Richard J. Maglio
                                      --------------------------------
                                      Name:  Richard J. Maglio
                                      Title: President


                                 STOCKHOLDER

                                      /s/ Richard J. Maglio
                                      --------------------------------
                                      Richard J. Maglio, in his capacity as
                                      Trustee of the Richard J. Maglio Living
                                      Trust dated September 5, 1990


                                 PRINCIPAL

                                      /s/ Richard J. Maglio
                                      --------------------------------
                                      Richard J. Maglio